Exhibit 99.1
NEWS RELEASE	[CIGNA Logo]

Media Contact:	Wendell Potter / 215-761-4450 Wendell.potter@cigna.com

Investor Contact:	Greg Deavens / 215-761-6128 Gregory.deavens@cigna.com

CIGNA AGREES TO SELL ITS RETIREMENT BENEFITS BUSINESS
TO PRUDENTIAL FINANCIAL, INC. FOR $2.1 BILLION

_________________

     Transaction positions CIGNA for growth as a leading provider of health care benefits and disability, life and accident insurance programs for employers and their employees

PHILADELPHIA, November 17, 2003 – CIGNA Corporation (NYSE: CI) announced today that it has signed a definitive agreement to sell its retirement benefits business – excluding its corporate life insurance unit and its investment advisory operation, TimesSquare Capital Management, Inc. – to Prudential Financial, Inc. (NYSE: PRU) for $2.1 billion.1 The transaction, subject to regulatory approval and other contingencies, is expected to be completed by March 31, 2004.

“We’ll now concentrate fully on being a leading provider of health care and disability, life and accident insurance benefits programs for employers and their employees,” said H. Edward Hanway, chairman and chief executive officer, CIGNA Corporation. “This transaction enables us to pursue that objective with a heightened sense of urgency – focused exclusively on delivering the health and insurance solutions our customers demand. We intend to capitalize on our considerable strengths in these areas to accelerate our profitable growth.

“The sale is certainly a positive development,” Hanway said. “Prudential, committed to growth in the markets served successfully by our retirement organization, is acquiring a profitable, well-managed operation with a broad range of products and programs and a team of knowledgeable, experienced professionals. Moreover, retirement plan sponsors and participants can expect to receive from Prudential the same high level of quality, product innovation and service they have come to expect from us.”

CIGNA expects to use the proceeds to support strong subsidiary and parent company ratings, ensure financial flexibility of the parent company, support the growth of its existing businesses, and return capital to investors by reducing corporate debt and repurchasing shares of outstanding stock.

CIGNA moving forward

As a leading health and related insurance benefits specialist, CIGNA is equipped to deliver innovative business solutions that meet the needs of customers for cost-effective, high-quality health care benefits, and disability, life and accident insurance programs. Moving forward, CIGNA intends to:

•	Draw upon its wide-ranging capabilities in medical, behavioral, dental and pharmacy benefits and disability, life and accident insurance to create benefits programs tailored to the customer's specific business requirements;
•	Equip a national team of clinical professionals and account managers with state-of-the-art health and related information critical to controlling costs, improving medical outcomes, and helping employers retain productive and healthy workers;
•	Strengthen working relationships with benefits consultants and producers to ensure that they have a full understanding of the breadth of CIGNA's medical and disability products and "return to work" capabilities, specialty health care offerings and overall commitment to clinical quality;
•	Establish a meaningful competitive advantage by working continuously to reduce the cost of delivering products and services while meeting customer needs; and
•	Recruit and retain the industry's most qualified and capable professionals.

“This agreement marks an important new phase in our development as a company,” Hanway said. “Our goal, now and for the future, is to be the industry’s leading provider of health and insurance benefits. We’ll achieve this objective by building on the good progress we’ve made to date in improving the performance of our health care operations and enhancing the already strong market position of our disability, life and accident insurance businesses.

“We will also begin immediately to reshape the company for maximum operating efficiency,” Hanway continued. “This is a critical part of the process. We’ll realign our operations and reduce our overall cost structure to become even more competitive and ensure that we’re in the best possible position to meet the needs of our customers. This will be an aggressive and far-reaching effort that will fuel our success in the marketplace.”

For more information on the transaction, Retirement clients may visit http://www.cignaretirementnews.com

*Note:

1.	The agreement provides that the sale price will be reduced by $250 million if the financial strength rating of Connecticut General Life Insurance Company – a CIGNA subsidiary that underwrites much of the business sold by CIGNA’s retirement benefits business – is downgraded to BBB+ by Standard & Poor’s or to Baa1 by Moody’s before the sale closes. Prudential could terminate the agreement if the ratings were to be reduced below either of those levels. CIGNA considers downgrades to these levels to be unlikely. Connecticut General Life Insurance Company currently is rated “A” (“Strong”) by Standard & Poor’s and “A2” (“Good”) by Moody’s.

* * *

CIGNA representatives will discuss the topics covered in this news release on a call that will take place at 8:30 a.m. EST on November 18, 2003. The call-in numbers for the conference call are as follows:

     1-800-406-5345 (Domestic)
     1-913-981-5571 (International)
     1-888-203-1112 (Domestic Replay)
     1-719-457-0820 (International Replay)

It is strongly suggested that you call by 8:15 a.m. EST on November 18, 2003. The operator will periodically provide instruction regarding the call, as well as procedures in the event of any audio quality problems on your line.

Additionally, the conference call will be available on a live webcast through http://www.vcall.com. Please note that this feature will be in listen-only mode.

A replay of this conference call will be available from 11:30 a.m. EST on November 18, 2003, until 11:59 p.m. EST on December 4, 2003. The passcode required to access the replay is 701238.

Web site: http://www.cigna.com.

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CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA and its representatives may from time to time make written and oral forward-looking statements, including statements contained in this press release, in CIGNA’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors. Forward-looking statements made by CIGNA may contain information about financial prospects, economic conditions, trends and other uncertainties. Forward-looking statements in this press release include the Company’s statements regarding the sale of its retirement benefits business, expected uses of proceeds and the Company’s plans for the future. You should not place undue reliance on these forward-looking statements. CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increases in medical costs that are higher than anticipated in establishing premium rates in CIGNA's health care operations, including increased use and costs of medical services;

2.	increased medical, administrative, technology or other costs resulting from legislative and regulatory challenges to, and new regulatory requirements imposed on, CIGNA's health care business;

3.

challenges and risks associated with implementing the planned improvement initiatives in the health care operations and the expected realignment of operations and reduction of overall cost structure, including that operational efficiencies and medical cost benefits do not emerge as expected;

4.	risks associated with completing the sale of CIGNA's retirement benefits business, final terms of the sale and the amount of the gain;

5.

risks associated with pending and potential state and federal health care class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation challenging CIGNA's businesses and the outcome of pending government proceedings;

6.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA's businesses;

7.	significantly greater than expected reductions in medical membership;

8.	significant changes in interest rates;

9.

downgrades in the financial strength ratings of CIGNA's insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business, particularly in the retirement business;

10.

limitations on the ability of CIGNA's insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries' financial strength ratings, changes in statutory reserve requirements or other financial constraints;

11.

inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures and forward contracts and in matching such contracts to the underlying equity risk);

12.

adjustments to the reserve assumptions and other considerations (including lapse, partial surrender, mortality, interest rates, and volatility) used in estimating CIGNA's liabilities for reinsurance contracts that guarantee minimum death benefits under certain variable annuities;

13.	adjustments to the reserve assumptions used in estimating CIGNA's liabilities for reinsurance contracts that guarantee minimum income benefits under certain variable annuities;

14.

significant stock market declines, which could, among other things, reduce results in CIGNA's retirement business and result in increased pension expenses from CIGNA's pension plan in future periods and the recognition of additional pension obligations;

15.

unfavorable claims experience related to workers compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

16.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA's operations and investments;

17.	changes in federal income tax laws; and

18.

risk factors detailed in CIGNA's Form 10-K for the fiscal year ended December 31, 2002 and Form 10-Q for the quarter ended September 30, 2003, including the Cautionary Statement in Management's Discussion and Analysis.

This list of important factors is not intended to be exhaustive. There may be other risk factors that would preclude CIGNA from realizing the forward-looking statements. While CIGNA may periodically update this discussion of risk factors, CIGNA does not undertake to update any forward-looking statement that may be made by or on behalf of CIGNA prior to its next required filing with the Securities and Exchange Commission.